575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

November 4, 2010

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Ladies and Gentlemen:

We have acted as counsel to The Zweig Total Return Fund, Inc., a Maryland corporation (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form N-2 (Securities Act File No. 333-169516, Investment Company Act File No. 811-05620) (the “Registration Statement”), and the prospectus included therein (the “Prospectus”), with the Securities and Exchange Commission regarding the registration under the Securities Act of 1933, as amended, of an aggregate of 29,500,000 shares of common stock of the Company, par value $.001 per share (the “Shares”), with respect to a proposed rights offering by the Company.

We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that, when the Registration Statement has become effective under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, when the Shares have been qualified as and to the extent, if any, required under the laws of those jurisdictions in which they are to be issued and sold, and when the Shares to be issued and sold by the Company have been sold, issued and paid for as contemplated by the Registration Statement, such Shares will have been legally issued, and will be fully paid and non-assessable.

As to matters governed by the laws of the State of Maryland, we have relied on the opinion, subject to the qualifications stated therein, of Venable LLP that is attached to this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” We do not thereby admit that we are “experts” as that term is used in the Securities Act of 1933, as amended and the regulations thereunder.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.742 www.Venable.com

November 4, 2010

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Re:	Registration Statement on Form N-2:
1933 Act File No.: 333-169516
1940 Act File No.: 811-05620

Ladies and Gentlemen:

We have served as Maryland counsel to The Zweig Total Return Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Fund”), in connection with certain matters of Maryland law arising out of the registration of up to 29,500,000 shares (the “Shares”) of common stock, $.001 par value per share, of the Fund, covered by the above-referenced Registration Statement (the “Registration Statement”) filed by the Fund with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement. We understand that the Shares will be issued pursuant to the exercise of rights (the “Rights”) to be distributed to stockholders of the Fund.

In connection with our representation of the Fund, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act (the “Registration Statement”) and the prospectus (the “Prospectus”) included therein;

2. The charter of the Fund, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Fund, certified as of the date hereof by an officer of the Fund;

Katten Muchin Rosenman LLP

November 4, 2010

4. Resolutions adopted by the Board of Directors of the Fund (the “Resolutions”) with respect to the distribution of Rights and authorization and issuance of Shares upon the exercise of Rights, certified as of the date hereof by an officer of the Fund;

5. A certificate executed by an officer of the Fund, dated as of the date hereof;

6. A certificate as of a recent date of the SDAT as to the good standing of the Fund; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so.

3. Each of the parties (other than the Fund) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Katten Muchin Rosenman LLP

November 4, 2010

1.    The Fund is a corporation duly incorporated, validly existing and in good standing under and by virtue of the laws of the State of Maryland.

2.    The Shares to be issued pursuant to the exercise of Rights have been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

You may rely on this opinion in rendering your opinion to the Fund that is to be filed with the Commission as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP